                           MEMORANDUM
                           ----------
                         AND ARTICLES OF
                         ---------------
                          ASSOCIATION OF
                          --------------



                      NEXSAN TECHNOLOGIES LIMITED


                       Incorporated 25th January 1999

                       Registration Number: 3700226

                  Incorporated under the Companies Act 1985
                    as a private company limited by shares


             (As amended by a Special Resolution dated 26 March 1999)

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

NEXSAN TECHNOLOGIES LIMITED

1.     The Company's name is NEXSAN TECHNOLOGIES LIMITED.

2.     The Company's registered office is to be situated in England and Wales.

3.     The Company's objects are:-

(a)    To carry on business as a general commercial company.

(b) To purchase or by any other means acquire any freehold, leasehold or other property for any estate or interest whatever and any rights or privileges of any kind over or in respect of any property and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

(c) To purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, copyrights, secret processes, trade marks, designs, protections and concessions which may appear likely to be advantageous or useful to the Company in pursuit of any trade or business carried on by the Company and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(d) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company chooses to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(e) To improve, manage, cultivate, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.


(f) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(g) To lend or advance money or give credit to any persons, firms or companies or others having dealings with the Company upon such terms and with or without security and subject to such conditions as may seem desirable and to give guarantees or become security for any such persons, firms, companies or others.

(h) To guarantee support or to secure whether by personal obligation or covenant or by mortgaging or charging all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company or by any one or more or all of such methods or by any other method the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of, and premiums, interest, dividends, and other moneys payable on or in respect of, any debentures, debenture stock, loan stock, shares or other securities, liabilities or obligations of any person firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company, as defined in section 736 of the Companies Act 1985, (as re-enacted by the Companies Act of 1989 or any subsequent re-enactment or amendment thereof) or a subsidiary undertaking (as defined by Section 258 of the Companies Act 1985 or any re-enactment or amendment thereof) of the Company, or another subsidiary of such holding company or otherwise associated with the Company in business or through shareholdings.

(i) To borrow and raise money in any manner and to secure the repayment of money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(j) To draw, make, accept, endorse, discount, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable instruments that may be incidental or conducive to the Company's commercial activity.

(k) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) or any corporations, companies or persons, that may seem conducive to the attainment of the Company's object and to obtain from any such government or authority, corporation, company or person, any charters, contracts, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(l) To subscribe for, take, purchase, or otherwise acquire and hold shares, stock or other


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

       interests in or obligations of any other company or corporation.

(m) To promote any other company for the purpose of acquiring all or any of the property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(n) To sell, let, licence, develop or otherwise deal with the whole or any part of the undertaking of the Company, either together or in portions upon such terms, as the Company may think fit, with power to accept shares, debentures, or securities of any company purchasing the same.

(o) To undertake and perform sub-contracts and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors or others.

(p) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or
       Section 151(2) of the Act.

(q) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment subject to the provisions of the Companies Act 1985 (or any statutory modification or re-enactment thereof) to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise.

(r) To pay out of the funds of the Company all costs and expenses of or incidental to the promotion formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

(s) To purchase and maintain insurance policies to indemnify the officers and auditor of the Company against any costs, expenses and liabilities arising from negligence, default, breach of duty or trust incurred by them in discharge of their duties or in relation thereto pursuant to the provisions contained in section 310(3) of the Companies Act 1985.

(t) To support and subscribe to any charitable or public object and to support and subsribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees; to remunerate the Directors of the Company in any manner the Company may think fit and to pay or provide pensions for or make payments to or for the benefit of any persons who are or were at any time in the employment or service of the Company or of any company for the time being the Company's holding company or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business and the wives, widows, families and dependents of any such persons; to make payments towards life insurance; to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons as aforesaid and of their wives, widows, families and dependents, and to set up, establish, support and maintain profit sharing, share option or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

(u)    To distribute any property of the Company in specie among the members.

(v) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

AND it is hereby declared that

       i) None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object, and the foregoing sub-clauses shall be construed independently of each other, except where the context expressly so requires and none of the objects therein mentioned shall be deemed to be merely subsidiary or ancillary to the objects contained in any other sub-clause; and

       ii) Without prejudice to the generality of sub-clause (v), such matters as are hereinbefore set out in sub-clause (b) to (u) are deemed to be incidental or conducive to the Company's object; and

       iii) The word "Company" in this clause shall, except where used in reference to this Company, be deemed to include any partnership or other body of persons whether corporate or unincorporate and whether domiciled in any part of the United Kingdom or elsewhere.

4.     The liability of the members is limited.


5. The authorised share capital of the company is One hundred thousand pounds (pounds sterling 100,000.00) divided in forty thousand (40,000) Ordinary Shares of pounds sterling 1.00 each and sixty thousand (60,000) 9% Redeemable Preference Shares of pounds sterling 1.00 each



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I, the subscriber to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and I agree to take the number of shares shown opposite my name.


--------------------------------------------------------------------------------
Name and address of the subscriber and number of shares taken by the subscriber
--------------------------------------------------------------------------------





York Place Company Nominees Limited     One
12 York Place
Leeds LS I 2DS






--------------------------------------------------------------------------------

Dated 14 January 1999

Witness to the above signature

Andrea Benito
7 The Ropewalk
Nottingham
NG1 5DU

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

NEXSAN TECHNOLOGIES LIMITED

PRELIMINARY

DEFINITIONS

"Ordinary Shares" shall have the meaning given in Regulation 2 of these Articles

"Preference Shares" shall have the meaning given in Regulation 2 of these Articles

1.     (a)  Subject as hereinafter provided the Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company.

       (b) In these Articles the expression "the Act" means the Companies Act 1985 but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

SHARES


2. The authorised share capital of the Company is One hundred thousand pounds (pounds sterling 100,000.00) divided in forty thousand (40,000) Ordinary Shares of pounds sterling 1.00 each ("Ordinary Shares") and sixty thousand (60,000) 9% Redeemable Preference Shares of pounds sterling 1.00 each ("Preference Shares"). The rights and restrictions attached to and binding on the Ordinary Shares and Preference Shares in addition to those prescribed by the Act are as follows:-

2.1    Income: Preference Shares


       2.1.1 The holders of the Preference Shares shall be entitled to receive in priority to the holders of any other class of shares any payment by way of dividend and the Company shall pay a preferential dividend ("the Preference Dividend") at the rate of 9 per cent (9%) per annum (exclusive of associated tax credit) of the capital from time to time paid up or credited as paid up on the Preference Shares respectively held by them

       2.1.2 Subject to Regulation 2.4.6 below the Preference Dividend shall accrue on a daily basis commencing on the date of issue of the relevant Preference Shares






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


              and shall be paid on 31st March in each year and on the Redemption Date (defined in Regulation 2.4.1 and 2.4.2 below) if different to the Redemption Date with the first such payment being made on 31st March 2002 in respect of the period from the date of their issue up to that date

       2.1.3 On the date of payment of any instalment of the Preference Dividend the instalment so payable shall ipso facto and without any resolution of the Directors or of the Company in general meeting become a debt which is then payable by the Company to the holders of the Preference Shares

       2.1.4 If for any reason the Company is unable to or does not pay in full on the date due ("a Preference Dividend date") any Preference Dividend ("the relevant Preference Dividend") to any of the holders of the Preference Shares which would otherwise be required to be paid pursuant to the foregoing provisions of this Article on that Preference Dividend date to any of the holders of such shares ("the relevant Preference Shareholders") the following provisions shall apply:-

              (a) on the Preference Dividend date the Company shall pay to the relevant Preference Shareholders on account of the relevant Preference Dividend the maximum sum (if any) which can then be properly paid by the Company; and

              (b) on every succeeding Preference Dividend date or (if earlier) on such date or dates as the holders of at least fifteen per cent in nominal value of the issued Preference Shares shall demand in writing the Company shall pay to the relevant Preference Shareholders on account of the balance of the relevant Preference Dividend for the time being remaining outstanding (until the relevant Preference Dividend shall have been paid in full) the maximum sum (if any) on such succeeding Preference Dividend date respectively which can be properly paid by the Company

2.2    Income: Ordinary Shares

       Provided that the Preference Dividend for the relevant year and any arrears thereof shall have been paid and subject to all reemptions of Preference Shares which have fallen due having been duly made the balance of any profits then available and resolved to be distributed in any financial year or period shall be distributed amongst the holders of the Ordinary Shares pari passu pro rata to the number of Ordinary Shares respectively held by them


2.3    Capital:  All classes of shares


       On a return of assets on liquidation or otherwise (except on the redemption of shares of any class or the purchase by the Company of its own shares) the assets of the Company remaining after payment of its debts and liabilities and the costs charges and expenses of any such liquidation and available for distribution to holders of Preference Shares and


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


       Ordinary Shares shall be applied in the following manner and order of priority:-

       2.3.1 first, in paying to the holders of the Preference Shares any unpaid arrears and accruals of Preference Dividend respectively due on their holdings of Preference Shares as at the date of return of capital (irrespective of whether the same have been earned or declared or not)

       2.3.2 secondly, in paying to the holders of the Preference Shares the amounts respectively paid up or credited as paid up thereon

       2.3.3 lastly, in paying the balance (if any) amongst the holders of the Ordinary Shares Pari Passu in proportion to the amounts paid up or credited as paid up on the Ordinary Shares

2.4    Redemption: Preference Shares

       2.4.1 Subject to the provisions of the Act, the Company shall redeem Shares for the time being outstanding and fully paid on 31st March 2002 31st March 2003 and 31st March 2004 and shall give to the holders of the Preference Shares as are to be redeemed not less than 28 days previous notice in writing of its intention in that behalf if (the last day of such notice period being referred to below as the "Redemption Date")

       2.4.2 Notwithstanding the mandatory provisions of sub-paragraph 2.4.1 above and subject to the provisions of the Act the Company shall have the right at any time to redeem all or (subject as provided in sub-paragraph 2.4.3 below) some of the Preference Shares for the time being outstanding and fully paid upon giving to the holders of the Preference Shares as are to be redeemed not less than twenty-eight days previous notice in writing of its intention in that behalf (the last day of such notice period also being referred to below as the "Redemption Date")

       2.4.3  Any Preference Shares to be redeemed pursuant to sub-paragraphs
              2.4.1 or 2.4.2 above shall be selected as nearly as may be to ensure that the number of Preference Shares in the name of each holder thereof is thereby reduced in the same proportion


       2.4.4 Upon the Redemption Date each of the holders of the Preference Shares concerned shall be bound to deliver to the Company at its registered office the certificate for such of the shares concerned as are held (or an appropriate indemnity in such form as the Company may reasonably require) in order that the same may be cancelled. Upon such delivery the Company shall pay to the holder (or, in the case of joint holders, to the holder whose name stands first the Register of Members of the Company in respect of such shares) the amount due to him in respect of such redemption as set out in sub-paragraph 2.4.5 below against the delivery of a proper receipt for the redemption moneys payable in respect thereof. If any certificate so delivered to the Company includes any Preference Shares not


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

              to be redeemed on the relevant Redemption Date a fresh certificate for such Preference Shares not so redeemed shall be issued to the holder or holders delivering such certificate to the Company;

       2.4.5 There shall be paid on the redemption of each Preference Shares the redemption amount provided below together with all arrears and accruals of Preference Dividend (whether declared or not) relating thereto, calculated up to and including the Redemption Date. The redemption amount per Preference Share shall be one pound sterling (pounds sterling 1.00)

       2.4.6 The Preference Dividend payable on each Preference Share shall cease to accrue as from the date fixed for redemption thereof unless, upon the presentation of the certificate relating thereto (or an appropriate indemnity aforesaid) and a receipt for the redemption moneys duly signed and authenticated in such manner as the Directors may reasonably require, payment of the redemption moneys is refused by the Company

2.5    Voting: Preference Shares

       The holders of the Preference Shares shall have the right to receive notice of all General Meetings of the Company but shall have no right to attend or vote thereat either in person or by proxy by virtue or in respect of their holdings of Preference Shares unless the business of the meeting includes a resolution for the winding up or the Company and/or directly or indirectly altering abrogating any of the special rights and privileges attaching to their Preference Shares in which event (save as otherwise expressly provided in these Articles) each holder of Preference Shares present in person or by proxy or corporate representative shall be entitled to a show of hands to one vote and on a poll to one vote for every Preference Shares of which he is the holder PROVIDED THAT the holders of the Preference Shares concerned shall be entitled to vote only on any such resolution

2.6    Voting: Ordinary Shares

       Each holder of Ordinary Shares present in person or by proxy or corporate representative shall be entitled on a show of hands to one vote and on a poll to one vote for every Ordinary Share of which he is the holder

3.     (a)  Directors shall have full control of shares which are comprised in the authorised share capital with which the Company is incorporated and may allot relevant securities (as defined in Section 80(2) of the Act) as authorised from time to time by the Company, and during the period of five years commencing with the date of incorporation the Directors shall have authority to allot relevant securities to such persons and for such consideration and upon such terms and conditions as they may determine provided that the nominal value of the relevant securities alloted shall not exceed the authorised but unissued share capital of the Company for the time being, and after the period of five years commencing with the date of incorporation of the Company the Directors may allot any relevant securities in pursuance of an offer or agreement so to do made by the Company within that period. The Authority hereby given may at any time be renewed, revoked or varied by Ordinary Resolution of the Company.

       (b) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such Special Resolution as aforesaid shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members.

            The foregoing provisions of this paragraph (b) shall have effect subject to Sections 80, 80A and 379A of the Act.

       (c) In accordance with Section 91(1) of the Act, Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

LIEN

4. The lien conferred by Regulation 8 of Table A shall attach to all shares whether fully paid or not and to all shares standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders. Regulation 8 of Table A shall be modified accordingly.

TRANSFER OF SHARES

5. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share, and the first sentence of Regulation 24 of Table A shall not apply to the Company.

TRANSMISSION OF SHARES

6.     (a)  Regulation 31 of Table A shall not apply to the Company.

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


       (b) A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as a holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company unless the Company is without directors for whatever reason, in which case he shall be entitled to vote on any resolution to appoint a new director or directors as if he were already registered as a shareholder.

GENERAL MEETINGS AND RESOLUTIONS

7.     (a)  Regulations 40 and 41 of Table A shall not apply to the Company.

       (b) No business shall be transacted at any General Meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation shall be quorum, unless the Company has only one member in which case one member present in person or by proxy shall be a quorum.

       (c) If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

       (d) In addition to the requirements of Regulation 100 of Table A, the directors shall also insert in the minute book of the Company:

            (i) a memorandum of all decisions taken by a sole member when the Company has only one member which may have been taken by the Company in General Meeting and which have effect as if agreed in General Meeting; and

            (ii) all written resolutions passed by the Company.

APPOINTMENT OF DIRECTORS

8.     (a)  Regulation 64 of Table A shall not apply to the Company.

       (b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of Directors shall be one. Whensoever the minimum number of the Directors shall be one, a sole Director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the Directors generally, and Regulation 89 of Table A shall be modified accordingly.

       (c) No Director shall be liable to retire by rotation and Regulations 73 to 77 (inclusive) and Regulation 80 of Table A shall not apply to the Company. In Regulation 78 the words "and may also determine the rotation in which any additional directors are to retire" shall be deleted.

BORROWING POWERS

9. The Directors may exercise all the powers of the Company to borrow money of unlimited amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to
       Section 80, 80A and 379A of the Act to grant any mortgage, charge or security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

ALTERNATE DIRECTORS

10. An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 of Table A shall be modified accordingly.

DISQUALIFICATION OF DIRECTORS

11. A Director shall be required to vacate his office if he becomes incapable by reason of illness or injury of managing and administering his property and affairs and Regulation 81 of Table A shall be modified accordingly.

PROCEEDINGS OF DIRECTORS

12.    (a)  At any meeting of the Directors or of any committee of the Directors subject to disclosing his interest therein a Director may vote on any resolution notwithstanding that it in anyway concerns or relates to a matter in which he has, directly or indirectly any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the Meeting. Regulations 94 to 98 inclusive of Table A shall be construed accordingly.

       (b) Any director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or other means of telephone radio or televisual communication whereby all the persons participating in the meeting can hear each other and any Director or member of a committee participating in such a meeting will be deemed to be present in person at such meeting and shall be entitled to vote or be counted in the quorum accordingly. Such meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is, and the word 'meeting' shall be construed accordingly.

INDEMNITY

13. Subject to Section 31 0 of the Act and in addition to such indemnity as is contained in Regulation 118 of Table A every Director, officer or official of the Company shall be indemnified out of the funds of the Company or the proceeds of any insurance policy effected by the Company for such purpose against all costs charges losses expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto.

SHARE CERTIFICATES

14. In the second sentence of Regulation 6 of Table A the words 'shall be sealed with the seal and' shall be deleted. Each share certificate shall only be issued by authority of the directors, or of a committee of the directors authorised by the directors, and shall bear the signature of one director and the company secretary or a second director.

COMPANY SEAL

15. Regulation 101 of Table A shall not apply to the Company. The Company shall not be required to, but may, at the discretion of the Directors, keep a common seal. If such a seal is kept, it shall only be used by the authority of the Directors, or of a committee of the Directors authorised by the Directors, and the Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and the secretary or a second director.


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





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                        Name and Address of Subscriber
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York Place Company Nominees Limited
12 York Place
Leeds LS 1 2DS


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Dated 14 January 1999


Witness to the above signature


Andrea Benito
7 The Ropewalk
Nottingham
NG1 5DU



















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